Exhibit 10.1

TWELFTH AMENDMENT TO THE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

THE MACERICH PARTNERSHIP, L.P.

THIS TWELFTH AMENDMENT (the “Amendment”) TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995, FURTHER AMENDED AS OF JUNE 27, 1997, FURTHER AMENDED AS OF NOVEMBER 16, 1997, FURTHER AMENDED AS OF FEBRUARY 25, 1998, FURTHER AMENDED AS OF FEBRUARY 26, 1998, FURTHER AMENDED AS OF JUNE 17, 1998, FURTHER AMENDED AS OF DECEMBER 23, 1998, FURTHER AMENDED AS OF NOVEMBER 9, 2000, FURTHER AMENDED AS OF JULY 26, 2002, FURTHER AMENDED AS OF OCTOBER 26, 2006 AND FURTHER AMENDED AS OF MARCH 16, 2007 (the “Agreement”) OF THE MACERICH PARTNERSHIP, L.P. (the “Partnership”) is dated effective as of April 30, 2009. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Section 12.1(c) of the Agreement permits The Macerich Company, the general partner of the Partnership (the “General Partner”), without the consent of the Limited Partners, to amend the Agreement, among other things, to reflect a change that does not adversely affect the Limited Partners; and

WHEREAS, the General Partner desires by this Amendment to amend the Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends the Agreement as follows:

1.                                       Amendment to the Agreement

The General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Agreement as follows:

A.           Exhibit E of the Agreement is amended by amending and restating Paragraph 10(a) by adding the following sentence to the end of Paragraph 10(a):

“Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with an event described in subsection (i) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units and/or Shares with respect to all applicable Common Units that is comparable as a whole in all material respects with such an event described in subsection (i) above.”

2.                                       Continuation of the Agreement

The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document.  Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

GENERAL PARTNER:

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Richard A. Bayer
Senior Executive Vice President, Chief Legal Officer and Secretary